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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 1, 2000


                         AAROW ENVIRONMENTAL GROUP, INC.
             (Exact name of registrant as specified in its charter)


           NEVADA                     000-06292                  73-0788886
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
     of incorporation)                                      Identification No.)



   110 WEST 7TH STREET, SUITE 200
           TULSA, OKLAHOMA                                          74119-1108
(Address of principal executive offices)                            (Zip Code)



       Registrant's telephone number, including area code: (918) 583-7700

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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         On May 1, 2000, Aarow-Global Wireless Acquisiton, Inc., an Oklahoma corporation ("Acquisition Corp."), merged with and into Global Wireless Technologies, Inc., an Oklahoma corporation ("Global Wireless") and became a wholly-owned subsidiary of Aarow Environmental Group, Inc. (the "Merger-Acquisition"). The Merger-Acquisition was completed in accordance with the Agreement and Plan of Merger dated May 1, 2000 (the "Merger Agreement"). Pursuant to the Merger Agreement, (i) Aarow Environmental Group, Inc. (the "Company") agreed to issue and deliver 22,175,961 shares of the Company's common stock to the shareholders of Global Wireless of which 6,000,000 shares are to be represented by 2,000,000 shares of the Company's Series I Convertible Preferred Stock, which are to be convert into 6,000,000 shares of common stock upon amendment of the Company's Articles of Incorporation to increase the number of authorized shares of commons stock to 100,000,000. Furthermore, (i) 20,000 shares of the Company's outstanding Series I Preferred Stock are to be converted into 60,000 shares of common stock and 1,986,888 outstanding shares of the Company's Series I Convertible Preferred Stock (convertible into 5,960,664 shares of common stock) and 4,773,872 shares of common stock are to be returned to the Company by certain shareholders for cancellation, which represented a form of shareholder recapitalization. Furthermore, effective May 1, 2000, the officers and directors of Global Wireless became the officers and directors of the Company.

         The following table presents certain information as to the beneficial ownership of the Company's common stock as adjusted to give effect to the Merger-Acquisition of (i) each person that beneficially owns more than five percent thereof, (ii) each one of the Company's executive officers and directors, and (iii) all executive officers and directors as a group. All persons listed have sole voting and investment power with respect to their shares, and there is no family relationship between the executive officers and directors.

                                                                                        SHARES         PERCENTAGE OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                                 BENEFICIALLY      BENEFICIALLY
                                                                                        OWNED          OWNED SHARES
                                                                                     ------------      -------------
Ronald L. Baker(1).................................................                    12,133,333             29.0%
   110 West 7th Street, Suite 200
   Tulsa, Oklahoma 74119-1108

J. Michael Erhart(2)...............................................                       935,537              2.2%

Michael W. Canfield(3).............................................                       366,280               *

Norman S. Leighty(4)...............................................                       420,345               *

Richard R. Stutsman(5).............................................                       520,345               *

Executive Officers and Directors
    as a Group (five persons)(6)...................................                    14,375,840             33.9%

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*        Less than 1%.

(1) The shares beneficially owned and the percentage include 676,012 shares owned by Jesslyn Dee Baker, wife of Mr. Baker, and 6,000,000 shares into which 2,000,000 shares of the Company's Series I Convertible Preferred Stock will be converted upon amendment of the Company's Articles of Incorporation to increase the number of the Company's authorized shares of common stock.

(2) The shares beneficially owned and the percentage include 745,312 shares owned by Mr. Erhart's living trust and 190,225 shares owned by Doris Erhart, wife of Mr. Erhart.

(3) The shares beneficially owned and the percentage include 135,207 shares owned by Dollie E. Canfield, wife of Mr. Canfield.

(4) The shares beneficially owned and the percentage include 209,563 shares owned by Sharon J. Leighty, wife of Mr. Leighty.

(5) The number of shares and percentage include 100,000 shares of common stock issuable upon exercise of common stock purchase warrants held by Mr. Stutsman and 135,207 shares owned by Nancy L. Stutsman, wife of Mr. Stutsman.

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(6)      The shares beneficially owned and the percentage include the shares beneficially owned by Messrs. Baker, Erhart, Canfield, Leighty and Stutsman, the Company's officers and directors.

         Prior to the Merger-Acquisition, D. Frederick Shefte was President and a Director of the Company, Sammy D. Yates was Secretary and Chairman of the Board of Directors, and Stan Sisemore was Vice President and a Director of the Company. In connection with the Merger-Acquisition, Mr. Shefte agreed to return 42,000 shares of common stock to the company, Mr. Sisemore agreed to return 933,333 shares of Series I Convertible Preferred Stock which was convertible into and represented 2,799,999 beneficial shares of common stock and 200,000 shares of common stock and Mr. Yates agreed to return 300,000 shares of common stock. The returned shares will be held as treasury stock until canceled by the Company.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On May 1, 2000, Aarow-Global Wireless Acquisiton, Inc., an Oklahoma corporation ("Acquisition Corp."), merged with and into Global Wireless Technologies, Inc., an Oklahoma corporation ("Global Wireless") and became a wholly-owned subsidiary of Aarow Environmental Group, Inc. (the "Merger-Acquisition"). The Merger-Acquisition was completed in accordance with the Agreement and Plan of Merger dated May 1, 2000 (the "Merger Agreement"). The Merger-Acquisition was accounted for under the purchase method of accounting. Global Wireles is a devleopment state enterprise engaged in the development of wireless communications networks and the marketing of related products and services.

         Pursuant to the Merger Agreement, Aarow Environmental Group, Inc. (the "Company") agreed to issue and deliver 22,175,961 shares of the Company's common stock to the shareholders of Global Wireless of which 6,000,000 shares are to be represented by 2,000,000 shares of the Company's Series I Convertible Preferred Stock, which are to be convert into 6,000,000 shares of common stock upon amendment of the Company's Articles of Incorporation to increase the number of authorized shares of commons stock to 100,000,000. Furthermore, 20,000 shares of the Company's outstanding Series I Preferred Stock are to be converted into 60,000 shares of common stock and 1,986,888 outstanding shares of the Company's Series I Convertible Preferred Stock (convertible into 5,960,664 shares of common stock) and 4,773,872 shares of common stock are to be returned to the Company by certain shareholders for cancellation, which represented a form of shareholder recapitalization. In addition, the Company issued Warrants to Purchase Stock exercisable on or before June 30, 2005, for the purchase of 1,850,000 shares of common stock for $.375 per share. These Warrants were issued to five individuals who assisted in and were instrumental in completion of the Merger-Acquisition.

         The shares of common stock and the Series I Convertible Preferred Stock and the Warrants to Purchase Common Stock to be issued in connection with the Merger-Acquisition will be issued without registration pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended, and applicable state securities acts.

         The Company, through its subsidiary Global Wireless intends to develop wireless communications networks and market the related products and services. Global Wireless is a development stage enterprise and has not realized any revenue. There is no assurance that the Company will be able to develop the wireless communications networks or, if successful at such development, then further develop a market for the related products and services. As a result of the Merger-Acquisition, the Company's principal offices have been relocated to 110 West 7th Street, Tulsa, Oklahoma 74119-1108 and the telephone number is 918-583-7700.

         In connection with the Merger-Acquisition, because of the nature of the assets of Global Wireless, it is anticipated that the Company, on a consolidated financial reporting basis, will be required to record substantially all of the purchase price of Global Wireless as goodwill (an intangible asset) which will be amortized on a straight-line basis over 5 to 10 years, or the estimated period that the Company will be benefitted by the Merger- Acquisition, whichever is the shorter period. The carrying value and recoverability of the goodwill will be periodically reviewed by management of the Company. If the facts and circumstances suggest that the goodwill may be impaired, the carrying value of the goodwill will be adjusted which will result in an immediate expense or

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charge against income during the period of adjustment an/or the length of the remaining amortization period may be shortened which will result in an increase in the amount of amortization during the period of adjustment and each period thereafter until fully amortized. Once adjusted, there can be no assurance that there will not be further adjustments for impairment and recoverability in future periods of such intangible assets. Of the various factors to be considered by management of the Company in determining impairment of goodwill, the most significant will be (i) the unsuccessful development of the wireless communications networks (ii) inability to develop markets for the related products and services, (iii) losses from operations,
(iv) developments within the wireless communications industry, including the Company's inability to develop and maintain market share, development of other communications technologies, and (v) imposition of additional regulatory requirements. In the event management of the Company determines that goodwill has become impaired, the adjustments for impairment and recoverability may occur during a period of operations in which the Company has sustained losses or has only marginal profitability from operations, and the impairment and/or increased amortization amount will either increase such losses from operations or reduce profitability.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (a) FINANCIAL STATEMENTS AND EXHIBITS.

         As of the date of this filing with the Commission, it is impracticable to provide the required financial statements and pro forma financial information related to the acquisition of Global Wireless Technologies, Inc. by the Company, and there are no financial statements available for filing. It is anticipated that the financial statements and pro forma financial information will be filed with the Commission within approximately 60 days of this filing or as soon as practicable, but not later than July 14, 2000 (60 days after the date on which this report must be filed with the Commission).

         (b) PRO FORMA FINANCIAL INFORMATION.

         The pro forma financial information related to the acquisition of Global Wireless Technologies, Inc. by the Company will be filed with the Commission at such time that the financial statements are filed. See "(a) Financial Statements and Exhibits," above.

         (c) EXHIBITS.

         2.1 Agreement and Plan of Merger, amongst Registrant, Aarow-Global Wireless Acquisition, Inc., Global Wireless Technologies, Inc., Ronald L. Baker, Stan Sisemore, Lloyd Phillips, Jeff Martin, David Surgnier, Virgil Plagge, Mitch Villines, D. Fred Shefte, Sam Yates, and Tommy Phillips , dated May 1, 2000.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          AAROW ENVIRONMENTAL GROUP, INC.
                                          (Registrant)

                                          By:  /s/  Ronald L. Baker
                                             ----------------------------------
                                                    Ronald L. Baker
                                                    Chief Executive Officer

Date: May 15, 2000














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